EXHIBIT 10.16
NUCRYST PHARMACEUTICALS CORP.
(formerly, Westaim Biomedical Corp.)
(formerly, Westaim Biomedical Canada Inc.)
1998 EQUITY INCENTIVE PLAN
(as amended)
1. Purpose of the Plan
The purpose of this Equity Incentive Plan is to encourage equity ownership in Nucryst Pharmaceuticals Corp. (currently a wholly-owned subsidiary of Westaim) and to develop the interest and incentive of eligible employees, directors and other service providers of Nucryst Pharmaceuticals Corp. (or its Subsidiaries) in the Company’s growth and development and the growth and development of its Subsidiaries. It is believed that giving eligible employees, directors and other service providers an opportunity to benefit from increases in value of the Common Shares will advance the interests of the Company, enhance the value of the Common Shares for the benefit of all the shareholders and increase the ability of the Company to attract and retain skilled and motivated individuals in the service of the Company.
2. Definitions
In this Plan:
(a)	“Board of Directors” means the board of directors of the Company;

(b)	“Committee” means the appropriate committee(s) appointed by the Board of Directors to administer the Plan. Committee members need not be members of the Board of Directors. All references in the Plan to the Committee means the Board of Directors if no Committee has been appointed;

(c)	“Common Shares” means the Class A common shares of the Company or, upon the occurrence of an event contemplated in Section 7 hereof, such other common shares to which a Participant may be entitled upon the exercise of an Option as a result of such event;

(d)	“Company” means Nucryst Pharmaceuticals Corp.;

(e)	“Date of Grant” means the date a Participant is granted a Stock Award;

(f)	“Director” means a person occupying the position of director on the Board of Directors;

(g)	“Disability” for purposes of this Plan, means the mental or physical state of the Participant such that:
(i)	the Committee determines that the Participant has been unable, due to illness, disease, mental or physical disability or similar cause, to fulfil his or her obligations as an employee either for any consecutive six month period or for any period of twelve months (whether or not consecutive) in any consecutive 24 month period; or

(ii)	a court of competent jurisdiction has declared the Participant to be mentally incompetent or incapable of managing his or her affairs.
(h)	“Employee” means an employee of the Company or its Subsidiaries;

(i)	“Exchange” means The Toronto Stock Exchange or, if the Common Shares are not then listed and posted for trading on The Toronto Stock Exchange, on such stock exchange or quotation system on which such shares are listed, posted for trading or quoted. In the event the Common Shares are listed, posted for trading or quoted on more than one such stock exchange or quotation system, the Committee shall, where required, designate one exchange or quotation system as the relevant Exchange for purposes of the Plan;

(j)	“Insider” means:
(i)	an insider of the Company as defined by the Securities Act (Ontario) as amended from time to time, other than a person who falls within such definition solely by virtue of being a director or senior officer of a subsidiary of the Company; and

(ii)	an associate, as defined in the Securities Act (Ontario), of any person who is an insider by virtue of clause (i) of this definition;
(k)	“Fair Market Price” at any date in respect of the Common Shares shall be determined by the Committee in its sole discretion acting reasonably, unless the Common Shares become listed and posted for trading on the Exchange, in which case the Fair Market Price shall be equal to the closing trading price of the Common Shares on the Exchange for the last trading day immediately preceding such date;

(1)	“Option” means an option to purchase Common Shares from the treasury of the Company granted to a Participant pursuant to the Plan;

(m)	“Option Price” means the price per share at which a Participant may purchase Option Shares or, in respect of an Independent Right (as defined in Section 6), means the exercise price of such Independent Right;

(n)	“Option Shares” or “Optioned Shares” means the underlying Common Shares of the Company which a Participant is entitled to purchase under the Plan upon the exercise of an Option;

(o)	“Outstanding Issue” has the meaning provided in the relevant policies of The Toronto Stock Exchange;

(p)	“Participants” means eligible Directors, Employees and Service Providers to whom Stock Awards are granted pursuant to the Plan and which remain unexercised;

(q)	“Plan” means this Equity Incentive Plan;

(r)	“Service Provider” means any person other than an Employee or Director, engaged to provide ongoing management, advisory or consulting services for the Company or any of its Subsidiaries;

(s)	“Stock Award” means any right granted under the Plan, being either an Option or a stock appreciation right;

(t)	“Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Stock Award grant, in such form and containing such terms and conditions as may be approved by the Committee from time to time. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan;

(u)	“Subsidiary” shall have the meaning attributed to such word in the Securities Act (Ontario), as amended from time to time;

(v)	“Termination Date” means the date which is the earlier of:
(i)	the effective date on which the Participant’s employment with the Company or any Subsidiary is terminated, a Director ceases to be a Director, or a Service Provider ceases to provide services; and

(ii)	the date the Company notifies the Participant or the Participant notifies the Company of such termination of employment, directorship or service provision, as the case may be.
(w)	“Vesting Period” means the period(s) determined by the Committee as stipulated in the Stock Award Agreement that the Participant may exercise Stock Awards, or as may be subsequently shortened in the sole discretion of the Committee; and

(x)	“Westaim” means The Westaim Corporation.
3. Eligibility
Participation in the Plan shall be limited to Participants who are designated from time to time by the Committee in its sole discretion. Participation shall be voluntary and the extent to which any Participant shall be entitled to participate in the Plan shall be determined by the Committee.
Each Stock Award granted under the Plan shall be evidenced by a Stock Award Agreement, the terms and conditions of which need not be the same for all Participants. Any such Stock Award Agreement may be supplemented or amended in writing from time to time as approved by the Participant and the Committee, provided that the terms of such agreement as amended or supplemented conform to the provisions of the Plan. A prospective Participant shall not, with respect to any Stock Award, have any rights with respect to such Stock Award unless and until such prospective Participant shall have executed a Stock Award Agreement or other instrument evidencing the Stock Award and has otherwise complied with the applicable terms and conditions of the Stock Award, the Plan, and the Stock Award Agreement.

4. Number of Option Shares and Limitations on Issuance
The aggregate amount of stock which may be reserved for issuance pursuant to Stock Awards shall not exceed 1,950,000 Common Shares. This prescribed maximum may be subsequently increased to any other specified amount, provided the change is authorized by a vote of the shareholders of the Company when required by any governing law or regulation. Shares in respect of which Stock Awards have not been exercised and are no longer subject to being taken up pursuant to the terms of any Stock Award shall be available for subsequent Stock Awards. Subject to proper payment of the Option Price, all Common Shares issued pursuant to exercise of Options will be issued as fully paid and non-assessable. The total number of Common Shares remaining reserved from time to time shall be adjusted in accordance with Section 7 hereof. The following restrictions shall also apply to this Plan as well as all other plans or stock option agreements to which the Company may be a party:
(a)	the aggregate number of Common Shares (which for purposes of this paragraph shall be deemed to include share equivalents in the case of Independent Rights as defined in Section 6) reserved for issuance pursuant to all Stock Awards granted to Insiders shall not exceed 10% of the Outstanding Issue;

(b)	Insiders shall not be issued, within any one year period, a number of Stock Awards which exceeds 10% of the Outstanding Issue;

(c)	no Participant together with such Participant’s associates (as defined in the Securities Act (Ontario)) shall be issued, within any one year period, a number of Stock Awards which exceeds 5% of the Outstanding Issue; and

(d)	the number of Common Shares reserved for issuance pursuant to Stock Awards to any one Participant shall not exceed 5% of the Outstanding Issue.
No fractional shares may be purchased or issued hereunder. Subject to the foregoing, the number of Stock Awards that a Participant is entitled to under the Plan will be determined by the Committee.
5. Option Provisions
(a)	Number and Price of Option Shares and Vesting Period

Any Options issued under the Plan are not intended to constitute an “incentive stock option” as that term is used in IRS Code, section 422.

The Committee shall advise each Participant designated to receive Options in writing of the number of Option Shares such Participant is entitled to purchase, the Option Price at which the Option Shares may be purchased and the Vesting Period. The Option Price at which the Option Shares may be purchased under the Plan shall be fixed by the Committee, but under no circumstances shall the Option Price be less than the Fair Market Price. The Committee may impose performance thresholds or any other conditions which will need to be met prior to vesting of any Options granted.

(b)	Exercise

Options granted under the Plan must be exercised, subject always to the Vesting Period, within a period as determined by the Committee and set forth in the Stock Award Agreement, subject to a maximum of 10 years from the Date of Grant, failing which the Participant’s right to purchase such Option Shares lapses.

(c)	Payment

The Participant from time to time and at any time after the vesting of any Options and prior to the lapse of such Options, may elect to purchase all or a portion of the Option Shares available for purchase by lump sum payment by delivering to the Company at its registered office, or such other address as the Company may specify from time to time, a completed stock option purchase form substantially in the form attached hereto as Appendix “A.1” or such other form as the Company may specify. Payment may be made by cash, certified cheque, bank draft, money order or the equivalent payable to the order of Nucryst Pharmaceuticals Corp., or other form of payment acceptable to the Company.

(d)	Share Certificates

Upon exercise of the Option and payment in full of the purchase price the Company shall cause to be delivered to the Participant within a reasonable period of time a certificate or certificates in the name of the Participant representing the number of Option Shares the Participant has purchased. Prior to listing on the Exchange, the Company may elect to issue a duplicate certificate, with the original share certificate registered in the name of the Participant to be held in trust by the Company for the Participant.
6. Stock Appreciation Rights
(a)	Authorized Rights

The following three types of stock appreciation rights shall be authorized for issuance under the Plan:
(i)	Tandem Rights. A “Tandem Right” means a stock appreciation right granted appurtenant to an Option which is subject to the same terms and conditions applicable to the particular Option grant to which it pertains with the following exceptions: The Tandem Right shall require the holder to elect between the exercise of the underlying Option to purchase the Option Shares and the surrender, in whole or in part, of such Option for an appreciation distribution. The appreciation distribution payable by the Company to the Participant on the exercised Tandem Right shall be in cash (or, if so provided in the Stock Award Agreement, at the option of the Company in an equivalent number of shares of Common Shares based on Fair Market Price on the date of the Option surrender) in an amount equal to the excess of (A) the Fair Market Price (on the date of the Option surrender) of the number of Common Shares covered by that portion of the surrendered Option in which the Option holder is vested over (B) the aggregate Option Price payable for such vested shares.

(ii)	Concurrent Rights. A “Concurrent Right” means a stock appreciation right granted appurtenant to an Option which applies to all or a portion of Option Shares subject to the underlying Option and which is subject to the same terms and conditions applicable to the particular Option grant to which it pertains with the following exceptions: A Concurrent Right shall be exercised automatically at the same time the underlying Option is exercised with respect to the particular Option Shares to which the Concurrent Right pertains. The appreciation distribution payable by the Company to the Participant on an exercised Concurrent Right shall be in cash (or, if so provided in the Stock Award Agreement, at the option of the Company in an equivalent number of Common Shares based on the Fair Market Price on the date of the exercise of the Concurrent Right) in an amount equal to such portion as determined by the Board of Directors at the time of the grant of the excess of (A) the aggregate Fair Market Price (on the date of the exercise of the Concurrent Right) of the vested Option Shares purchased under the underlying Option which have Concurrent Rights appurtenant to them over (B) the aggregate Option Price paid for such shares.

(iii)	Independent Rights. An “Independent Right” means a stock appreciation right granted independently of any Option but which is subject to the same terms and conditions applicable to an Option (including the applicable provisions of Section 5) with the following exceptions: An Independent Right shall be denominated in share equivalents. The appreciation distribution payable by the Company to the Participant on the exercised Independent Right shall be an amount equal to the excess of (A) the aggregate Fair Market Price (on the date of the exercise of the Independent Right) of a number of Common Shares equal to the number of share equivalents in which the holder is vested under such Independent Right, and with respect to which the holder is exercising the Independent Right on such date, over (B) the aggregate Option Price for the Independent Rights exercised. The appreciation distribution payable on the exercised Independent Right shall be in cash or, if so provided in the Stock Award Agreement, at the option of the Company:
(A)	in an equivalent number of Common Shares based on the Fair Market Price on the date of the exercise of the Independent Right, or

(B)	subject to Westaim’s agreement, in an equivalent number of Common Shares of Westaim based on the weighted average trading price of Westaim’s shares on the Toronto Stock Exchange for the five (5) trading days preceding the date of exercise of the Independent Right.
The number and/or Option Price of share equivalents contained in the grant of an Independent Right shall be subject to adjustment in accordance with the provisions of Section 7, mutatis mutandis.
(b)	Exercise

To exercise any outstanding stock appreciation right, the holder shall provide written notice of exercise to the Company in compliance with the provisions of the Stock Award Agreement evidencing such right.

(c)	No Rights of Shareholders

Neither a Participant nor his personal representative shall be, or have any of the rights and privileges of, a shareholder of the Company by virtue of receiving or exercising a grant of stock appreciation rights under the Plan.

(d)	Issuance of Shares

Any Common Shares or shares of Westaim issued pursuant to this Section 6 will be issued as fully paid and non-assessable.
7. Adjustments
(a)	Appropriate adjustments in the number of Common Shares subject to the Plan and, with respect to Stock Awards granted or to be granted, in the number of Stock Awards granted and in the Option Price and in the securities which shall be deemed to be Common Shares for purposes of the Plan, shall be made by the Committee acting reasonably to give effect to the adjustments in the number, character and value of Common Shares resulting from sub divisions, consolidations or re-classification of the Common Shares or other relevant changes in the authorized or issued capital of the Company, or the payment of stock dividends or other dividends-in-kind by the Company, all as determined by the Committee in its sole discretion acting reasonably.

(b)	Appropriate adjustments in the number of Stock Awards and the securities which shall be deemed to be Common Shares for purposes of this Agreement, shall be made by the Committee in its sole discretion acting reasonably, to give effect to adjustments in the number, character and value of outstanding Common Shares of the Company resulting from any reorganization, amalgamation, arrangement, merger, transfer or sale of all or substantially all of the assets of the Company, or similar transactions affecting the Company or its assets or the Common Shares, including such transactions as may be undertaken in conjunction with or in anticipation of an initial public offering of the securities of the Company. For greater certainty, the Committee may determine in its sole discretion acting reasonably, that each Stock Award shall be exchangeable for a Stock Award of such other corporation resulting from such transactions, having such terms and conditions which in the Committee’s sole opinion are economically equivalent to the Stock Awards exchanged.

8. Cessation of Employment or Directorship or Services
In the event that an Employee’s employment with the Company or any of its Subsidiaries is terminated for any reason (other than death or Disability), a Director ceases to be a Director for any reason (other than death or Disability) or a Service Provider ceases to provide services to the Company or any Subsidiary for any reason (other than death or Disability), the Participant may elect to exercise all or a portion of the remaining Stock Awards that have vested on the Termination Date, at any time during the 30 day period following the Termination Date, or such later date as specified in the Participant’s Stock Award Agreement or as may be subsequently agreed to in writing by the Company and the Participant, but in no event after the lapse of any Stock Awards held. For the purposes of this Plan, the transfer of the Employee’s employment to or from the Company to or from any Subsidiary of the Company shall not be considered a termination of employment and the Employee’s rights under the Stock Award shall be the same as if such transfer had not occurred.
9. Death or Disability of Participant
In the event of the death or Disability of a Participant, the personal legal representative (or, in the case of Disability, the Participant himself or herself if he or she is competent to do so) may at any time during the 180 day period following the date of death or Disability, or such later date as specified in the Participant’s Stock Award Agreement, but in no event after the lapse of any Stock Awards held, exercise all or any portion of such Participant’s Stock Awards that have vested as of the date of death or Disability. At the end of such period or the term of the applicable Stock Award, whichever is earlier, the Stock Award shall forthwith terminate and be of no further force or effect whatsoever.
10. Transfer and Assignment
Except as provided for in Section 9, the Participant’s rights under Stock Awards granted under the Plan are not assignable or transferable by the Participant or subject to any other alienation, sale, pledge or encumbrance by such Participant during the Participant’s lifetime. The obligations of each Participant shall be binding on his or her heirs, executors and administrators.
11. Employment and Board of Directors Position Non-Contractual
The granting of a Stock Award to a Participant under the Plan does not confer upon the Participant any right to continue in the employment of the Company or any Subsidiary of the Company or as a member of the Board of Directors or as a Service Provider, as the case may be, nor does it interfere in any way with the rights of an Employee or of the Company’s rights to terminate an Employee’s employment at any time or of the shareholders’ right to elect Directors.
12. Rights As Shareholders
Participants shall not have any rights as a shareholder with respect to Stock Awards until, in the case of an Option which has been duly and properly exercised, full payment of the Option Price for the number of Option Shares purchased has been made to the Company. Participants receiving a grant of a stock appreciation right shall have no rights or privileges whatsoever as a shareholder of the Company.

13. Administration of the Plan
The Plan shall be administered by one or more Committees. The Committee(s) shall have the power to interpret and construe the terms and conditions of the Plan and the Stock Awards; to establish, amend or waive rules and regulations for the administration of the Plan (provided that no such action shall, however, without the consent of the Participant, in any manner materially adversely affect his rights under any Stock Awards previously granted under the Plan); and to correct errors, omissions or inconsistencies in the Plan or any Stock Awards granted pursuant to the Plan. Any determination by the Committee shall be final and conclusive on all persons affected thereby unless otherwise determined by the Board of Directors, and subject to any applicable arbitration provisions contained in a Stock Award Agreement. The day-to-day administration of the Plan may be delegated to such persons as the Committee(s) may determine.
Members of the Committee shall be eligible to receive Stock Awards under the Plan, so long as a member of the Committee does not participate in any discussion or decision as to the grant of any Stock Awards to such member. If stipulated by the Board of Directors, a grant of Stock Awards under the Plan shall be subject to the approval of the Board of Directors. Members of the Board of Directors shall be eligible to receive Stock Awards under the Plan, so long as a member of the Board of Directors does not participate in any discussion or decision as to the grant of any Stock Awards to such member. A majority of the members of the Board of Directors participating in any decisions as to any grant of Stock Awards under the Plan shall be persons who are not Employees of the Company.
14. Option to Repurchase Stock Awards
(a)	Unless otherwise specified in a particular Stock Award Agreement, at any time (and from time to time) prior to the listing of the Common Shares on an Exchange, the Company (or its designee) shall have, and a Participant hereby grants to the Company (or its designee), an irrevocable right and option to purchase from a Participant all or any portion of the Optioned Shares purchased by a Participant (or the Participant’s legal representative) under this Plan and/or any outstanding Stock Awards, for a purchase price equal to the fair market value of such Optioned Shares and/or Stock Awards, as determined by the Company (or its designee) acting reasonably, or such other price or method of determination of fair market value that the Company and Participant may agree to in writing, including as may be provided in the Stock Award Agreement. The Company may assign this option to purchase a Participant’s Optioned Shares and/or Stock Awards. The Committee may require, as a condition of a grant of a Stock Award, the Participant to enter into an agreement (which may be contained in the Stock Award Agreement) with the Company (or its designee) reflecting the grant of this option by a Participant to the Company (or its designee), and containing such other terms and conditions that the Company may require in its sole discretion, and as are specified in the Stock Award Agreement or other applicable agreement. The Stock Award Agreement may specify other terms and conditions applicable to the option granted by the Participant to the Company pursuant to this paragraph 14(a), including (but not restricted to) whether such option to purchase applies to Option Shares or Stock Awards or both, any conditions that must be met before the Company may exercise the option, and the method of payment (cash or other form of consideration) of the purchase price upon exercise of the option. For greater certainty, the option granted by the Participant to the Company pursuant to the provisions of this paragraph 14(a) shall apply to each grant of a Stock Award hereunder unless the Stock Award Agreement for a particular grant specifies that it is not applicable to that grant.

(b)	At any time (and from time to time) prior to the listing of the Common Shares on an Exchange, the Company may grant to a Participant the right and option to require the Company to purchase from a Participant all or any portion of the Optioned Shares purchased by a Participant (or the Participant’s legal representative) under this Plan, for a purchase price equal to the fair market value of such Common Shares, as determined by the Company acting reasonably, or such other price or method of determination of fair market value that the Company and Participant may agree to in writing, including as may be provided in the Stock Award Agreement, and on such other terms and conditions as are specified in the Stock Award Agreement or other applicable agreement. The Committee may require, as a condition of a grant of an Option, the Participant to enter into an agreement with the Company reflecting the grant of this option by the Company to the Participant. For greater certainty, the option that may be granted by the Company to the Participant pursuant to the provisions of this paragraph 14(b) shall only apply to those grants of Stock Awards for which the Stock Award Agreement expressly states that it is to apply.

(c)	For purposes of completing the sale of any Stock Awards or Option Shares pursuant to this Section 14, the Participant covenants and agrees to take or cause to be taken all such actions and obtain such approvals as may be necessary to effectively transfer and assign to the Company (or its assignee) such Stock Awards or Option Shares and the Participant hereby irrevocably appoints the secretary of the Company to be its attorney in order to execute any deeds, transfers, conveyances, assignments or other documents in the name and on behalf of the Participant in order to effect the foregoing including, without limitation, irrevocably constituting and appointing the secretary of the Company to be the attorney of the Participant to cancel and/or transfer such Stock Awards or Option Shares on the register of transfers and books of the Company, with full power of substitution in the premises.

(d)	Upon the closing of the sale of any Stock Awards or Option Shares pursuant to this Section 14, the Participant (the “Releasor”, which term includes the Participant’s successors, assigns, heirs, executors, personal representatives and administrators) shall provide a release to the Company in form acceptable to the Company releasing and forever discharging the Company and its affiliates and their respective directors, officers, employees and agents (the “Releasees”, which term includes their respective successors, assigns, heirs, executors, personal representatives and administrators) of and from any and all actions, causes of action, suits, debts, liabilities, agreements, claims and demands whatsoever which the Releasor ever had, now has or may hereafter have against the Releasees, or any of them, for or by reason of, or in any way arising out of the Plan and/or the repurchase of Stock Awards or Option Shares other than with respect to the unmatured or unexercised rights of the Participant under the Plan unrelated to the Stock Awards or Option Shares which are the subject of such sale, and if such a release in form satisfactory to the Company is not provided by the Participant to the Company at such closing, the Releasor shall be deemed to have so released the Releasees.

15. Notices
Unless otherwise specified in a Participant’s Stock Award Agreement, all written notices to be given by the Participant to the Company may be delivered personally or by registered mail, postage prepaid, addressed as follows:
Nucryst Pharmaceuticals Corp.
c/o The Westaim Corporation
Suite 1010, 144-4th Avenue S.W.
Calgary, Alberta
T2P 3N4
Attention: Senior Vice President
Any notice given by the Participant pursuant to the terms of a Stock Award shall not be effective until actually received by the Company at the above address. Any notice to be given to the Participant shall be sufficiently given if delivered personally or by postage prepaid mail to the last address of the Participant on the records of the Company and shall be effective seven days after mailing.
16. Corporate Action
Nothing contained in the Plan or in a Stock Award shall be construed so as to prevent Westaim, the Company or any Subsidiary of the Company from taking corporate action which is deemed by Westaim, the Company or any Subsidiary of the Company, acting in good faith, to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan, provided that Westaim or the Company shall not undertake any such corporate action with the intent to adversely prejudice any Stock Award previously granted to a Participant. For greater certainty, but not to restrict the generality of the foregoing, Westaim and the Company shall, in their sole and unfettered discretion, have the right and ability to issue shares and other securities, purchase and sell assets and enter into corporate and commercial agreements (including without limitation joint ventures, partnerships and development agreements) without the consent of any Participant.
17. Conflicts and Amendments
The Board of Directors of the Company shall have the right, in its sole discretion, to alter, amend or discontinue the Plan from time to time and at any time, subject to any applicable regulatory approval; provided however that no such amendment or alteration may, without the consent of the Participant, alter or impair any Stock Award previously granted to a Participant. Any amendment to the Plan may require the prior approval of the Exchange and may require the approval of the Company’s shareholders.

18. Governing Law
The Plan is established under the laws of the Province of Alberta and the rights of all parties and the construction and effect of each provision of the Plan shall be according to the laws of the Province of Alberta and the laws of Canada applicable therein.
19. Tax Withholding Requirements
Whenever the Company is required to issue Common Shares or make a payment under the Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy any Federal, Provincial/State and local tax withholding requirements prior to the delivery of any certificate for such shares or, in the discretion of the Committee, the Company may withhold from the shares or payment to be delivered, shares or cash sufficient to satisfy all or a portion of such tax withholding requirements.
20. Government Regulation
Notwithstanding any other provision contained herein, the Company’s obligation to issue and deliver Common Shares under any Option is subject to:
(a)	the satisfaction of all requirements under applicable securities law in respect thereof and obtaining all regulatory approvals as the Company shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof, including shareholder approval, if required;

(b)	the requirements of any Exchange on which the Common Shares are or may become listed;

(c)	the admission of such Common Shares to listing on any Exchange on which Common Shares may then be listed; and

(d)	the receipt from the Participant of such representations, agreements and undertakings as to future dealings in such Common Shares as the Company reasonably determines to be necessary or advisable in order to safeguard against the violation of the securities law of any jurisdiction.
In this connection, the Company shall take all reasonable steps to obtain such approvals and registrations as may be necessary for the issuance of such Common Shares in compliance with applicable securities law and for the listing of such Common Shares on any stock exchange on which such Common Shares are then listed.
DATED as of the 2nd day of January,1998.
AMENDED as of the 16th day of April, 2001.

Appendix “A.1”
Nucryst Pharmaceuticals Corp.
1998 Equity Incentive Plan
Option Exercise Form

Part 1: Identification

Name of Participant	Office Phone Number

Address

Social Insurance Number	Home Phone Number

Part 2: Option
I hereby exercise the Option granted to me by agreement dated                                          under the Plan.
Total number of Option Shares exercised:

Method of payment:	(a)	Cash
	(b)	Other: (subject to Company approval)

Cash amount:

			Number of stock:	(value: )

I hereby acknowledge that I have read, understood and accepted each and all the conditions described in a document called “Nucryst Pharmaceuticals Corp. 1998 Equity Incentive Plan”.

Given at                                                              , this                       day of                                          .

Signature